UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

ProQuest Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3246	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

300 North Zeeb Road, Ann Arbor, Michigan	48103-1553
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 761-4700

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	ProQuest Company announced in a press release dated September 13, 2004 that William J. White will step down as a member of the company’s Board of Directors effective September 20, 2004. Mr. White’s resignation was not as a result of a disagreement with management.

(c)	ProQuest Company announced in a press release dated September 13, 2004 that Frederick J. Schwab and Michael S. Geltzeiler were appointed to the Board of Directors effective September 21, 2004.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

ProQuest Company announced in a press release dated September 13, 2004 that the bylaws have been amended on September 8, 2004, to expand the number of directors permitted to serve on the Board of Directors from nine to ten.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

PROQUEST COMPANY

DATE: September 14, 2004	/s/ Kevin G. Gregory
Kevin G. Gregory
Senior Vice President, Chief Financial Officer, and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release by ProQuest Company, dated September 13, 2004 announcing two newly appointed members to the Board of Directors and the departure of one member of the Board of Directors.